UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 5

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Ohio Casualty Corporation

(Exact name of registrant as specified in its charter)

Ohio	31-0783294
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9450 Seward Road, Fairfield, Ohio	45014
(Address of principal executive offices)	(ZIP Code)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Share Purchase Rights	The NASDAQ Stock Market

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this Form relates:

Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act:

None

(Title of Class)

This Form 8-A/A amends and supplements the Form 8-A filed by Ohio Casualty Corporation (the “Company”) with the Securities and Exchange Commission (“SEC”) on December 19, 1989 with respect to Common Share Purchase Rights, as amended by the Form 8-A/A filed with the SEC on November 7, 1990, the Form 8-A/A filed with the SEC on April 16, 1994, the Form 8-A/A filed on September 15, 1995, the Form 8-A/A filed on March 5, 1998 and the Form 8-A/A filed with the SEC on July 2, 1999 collectively, (the “Form 8-A”).

Item 1. Description of Securities to be Registered.

Reference is hereby made to the Form 8-A relating to the Amended and Restated Rights Agreement dated as of February 19, 1998, between Ohio Casualty Corporation (the “Company”) and Computershare Trust Company, N.A. (f/k/a EquiServe Trust Company, N.A.), as successor to First Chicago Trust Company of New York, as amended (the “Rights Agreement”). The Form 8-A is hereby incorporated by reference herein.

On May 6, 2007, the Board of Directors of the Company voted to adopt a Second Amendment to Amended and Restated Rights Agreement, which renders the Rights issued thereunder inapplicable to the transactions contemplated by that certain Agreement and Plan of Merger, dated as of May 6, 2007, among the Company, Liberty Mutual Insurance Company and Waterfall Merger Corp., an Ohio corporation and a wholly owned direct subsidiary of Liberty Mutual Insurance Company. A copy of the Second Amendment to Amended and Restated Rights Agreement dated as of May 6, 2007 among the Company and Computershare Trust Company, N.A., as Rights Agent, is attached hereto as Exhibit 4 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 2. Exhibits.

Item 2 is hereby amended in its entirety as follows:

Exhibit No.	Description	Location
1	Amended and Restated Rights Agreement dated as of February 19, 1998, between Ohio Casualty Corporation and First Chicago Trust Company of New York, as Rights Agent, which includes as Exhibit A the form of Rights Certificate	Incorporated by reference to Exhibit 4f to the Company’s Form 8-A/A dated February 19, 1998, filed with the SEC on March 5, 1998 (File No. 000-05544)

2	Certificate of Adjustment by Ohio Casualty Corporation dated July 1, 1999	Incorporated by reference to Exhibit 9 to the Company’s Form 8-A/A dated July 1, 1999, filed with the SEC on July 2, 1999 (File No. 000-05544)

3	First Amendment to the Amended and Restated Rights Agreement dated as of February 19, 1998, between Ohio Casualty Corporation and First Chicago Trust Company of New York	Incorporated by reference to Exhibit 4b to the Company’s Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on March 5, 2002 (File No. 000-05544)

4	Second Amendment to Amended and Restated Rights Agreement dated as of May 6, 2007, between Ohio Casualty Corporation and Computershare Trust Company, N.A.	Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K dated May 7, 2007, filed with the SEC on May 7, 2007 (File No. 000-05544)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

OHIO CASUALTY CORPORATION

Date: June 13, 2007	By:	/s/ Debra K. Crane
Debra K. Crane Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description	Location

1	Amended and Restated Rights Agreement dated as of February 19, 1998, between Ohio Casualty Corporation and First Chicago Trust Company of New York, as Rights Agent, which includes as Exhibit A the form of Rights Certificate	Incorporated by reference to Exhibit 4f to the Company’s Form 8-A/A dated February 19, 1998, filed with the SEC on March 5, 1998 (File No. 000-05544)

2	Certificate of Adjustment by Ohio Casualty Corporation dated July 1, 1999	Incorporated by reference to Exhibit 9 to the Company’s Form 8-A/A dated July 1, 1999, filed with the SEC on July 2, 1999 (File No. 000-05544)

3	First Amendment to the Amended and Restated Rights Agreement dated as of February 19, 1998, between Ohio Casualty Corporation and First Chicago Trust Company of New York	Incorporated by reference to Exhibit 4b to the Company’s Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on March 5, 2002 (File No. 000-05544)

4	Second Amendment to Amended and Restated Rights Agreement dated as of May 6, 2007, between Ohio Casualty Corporation and Computershare Trust Company, N.A.	Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K dated May 7, 2007, filed with the SEC on May 7, 2007 (File No. 000-05544)